Exhibit 99.1

Contacts:
Investor Relations:
Angela White
ir@vistaprint.com
+1 (781) 652-6480
Media Relations:
Jason Keith
publicrelations@vistaprint.com
+1 (781) 652-6444
Vistaprint Reports 2011 Fiscal Year Second Quarter Financial Results
•	Second quarter revenue grew 20 percent year over year to $234.1 million
•	Second quarter revenue grew 23 percent year over year excluding the impact of currency exchange fluctuations
•	GAAP net income per diluted share grew 27 percent year over year to $0.75
•	Non-GAAP adjusted net income per diluted share grew 22 percent year over year to $0.89
Venlo, the Netherlands, January 27, 2011 — Vistaprint N.V. (Nasdaq: VPRT), a leading online provider of professional marketing products and services to micro businesses and the home, today announced financial results for the three month period ended December 31, 2010, the second quarter of its 2011 fiscal year.
“Vistaprint delivered very good second quarter results,” said Robert Keane, president and chief executive officer. “Revenue strength was largely driven by our seasonal holiday business, particularly in Europe. Earnings exceeded our expectations due to the higher-than-anticipated revenue and volume-related gross margin improvements. Overall, I am very pleased that we were able to deliver these results in the near term, while at the same time reorganizing the management reporting structures in our business to help us achieve our growth objectives over the longer term.”

Financial Metrics:
•	Revenue for the second quarter of fiscal year 2011 grew to $234.1 million, a 20 percent increase over revenue of $194.6 million reported in the same quarter a year ago. Excluding the estimated impact from currency exchange rate fluctuations, total revenue grew 23 percent from the same quarter a year ago. Excluding the impact of the termination of membership programs which generated 0.9 percent of total revenue in the second quarter of 2010, but 0 percent of total revenue in the second quarter of 2011, constant currency revenue growth was 25 percent year over year.

•	Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the second quarter was 66.3 percent, compared to 65.1 percent in the same quarter a year ago.

•	Operating income in the second quarter was $38.2 million, or 16.3 percent of revenue, and reflected a 24 percent increase compared to $30.7 million, or 15.8 percent of revenue in the same quarter a year ago.

•	GAAP net income for the second quarter was $34.0 million, or 14.5 percent of revenue, representing a 26 percent increase compared to $26.9 million, or 13.8 percent of revenue in the same quarter a year ago.

•	GAAP net income per diluted share for the second quarter was $0.75, versus $0.59 in the same quarter a year ago.

•	Non-GAAP adjusted net income for the second quarter, which excludes share-based compensation expense and its related tax effect, was $40.4 million, or 17.3 percent of revenue, representing a 20 percent increase compared to $33.6 million, or 17.3 percent of revenue in the same quarter a year ago.

•	Non-GAAP adjusted net income per diluted share for the second quarter, which excludes share-based compensation expense and its related tax effect, was $0.89, versus $0.73 in the same quarter a year ago.

•	Capital expenditures in the second quarter were $10.8 million or 4.6 percent of revenue.

•	During the second quarter, the company generated $73.9 million in cash from operations and $61.6 million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, purchases of intangible assets, and capitalization of software and website development costs.

•	The company had $177.6 million in cash, cash equivalents, and short-term marketable securities as of December 31, 2010.

•	During the second quarter, the company purchased 1,294,081 of its ordinary shares for $55.5 million, inclusive of transaction costs, at an average per-share cost of $42.86, as part of the share repurchase program authorized by the Supervisory Board in November 2010.
Operating Metrics:
•	Vistaprint acquired approximately 2.2 million new customers in the second fiscal quarter ended December 31, 2010, compared with 1.8 million in the same quarter a year ago.

•	Repeat customers generated approximately 67 percent of total quarterly bookings in the second quarter, compared with 66 percent in the same quarter a year ago.

•	Average daily order volume in the second quarter of fiscal year 2011 was approximately 71,000, reflecting an increase of approximately 25 percent over an average of approximately 57,000 orders per day in the same quarter a year ago.

•	Advertising and commissions expense was $52.2 million, or 22.3 percent of revenue in the second quarter, compared to $39.4 million, or 20.2 percent of revenue in the same quarter a year ago.

•	The U.S. market contributed 47 percent of total revenue in the second quarter, down from 49 percent in the same quarter a year ago, representing a 15 percent increase in revenue year over year. Non-U.S. markets contributed 53 percent of total revenue in the second quarter, up from 51 percent in the same quarter a year ago, representing a 26 percent increase in revenue year over year and 32 percent in constant currency.

•	North American, European and Asia-Pacific revenue contributions in the second quarter of the fiscal year 2011 were 50, 45, and 5 percent of total revenue, respectively.

•	Average order value in the second quarter, including revenue from shipping and processing, was $36.17, compared with $36.63 in the same quarter a year ago.

•	Website sessions in the second quarter were 87.7 million, a 9 percent increase over 80.5 million in the same quarter a year ago.

•	Conversion rates were 7.5 percent in the second quarter of fiscal 2011, compared to 6.6 percent in the same quarter a year ago.
“Year to date, we have made good progress toward our fiscal 2011 goals,” said Mike Giannetto, chief financial officer. “We are executing to our financial strategy to invest for higher revenue and scale within the boundaries of our earnings per share targets for the year. Now that we are halfway through the year, with our seasonally driven and largest revenue and earnings quarter behind us, we feel comfortable raising our fiscal 2011 revenue guidance to reflect our recent performance, and narrowing our EPS range toward the high end of the previously established range.”
Financial Guidance as of January 27, 2011:
Based on current and anticipated levels of demand, the company expects the following financial results:
Revenue
•	For the third quarter of fiscal year 2011, ending March 31, 2011, the company expects revenue of approximately $190 million to $196 million.

•	For the full fiscal year ending June 30, 2011, the company expects revenue of approximately $785 million to $800 million.

GAAP Diluted Earnings Per Share
•	For the third quarter of fiscal year 2011, ending March 31, 2011, the company expects GAAP diluted earnings per share of approximately $0.35 to $0.38, which assumes 44.5 million weighted average diluted shares outstanding.

•	For the full fiscal year ending June 30, 2011, the company expects GAAP diluted earnings per share of approximately $1.72 to $1.80, which assumes 44.9 million weighted average diluted shares outstanding.
Non-GAAP Adjusted Net Income Per Diluted Share
•	For the third quarter of fiscal year 2011, ending March 31, 2011, the company expects non-GAAP adjusted net income per diluted share of approximately $0.46 to $0.49, which excludes expected share-based compensation expense and its related tax effect of approximately $5.2 million, and assumes a non-GAAP weighted average diluted share count of approximately 45.0 million shares.

•	For the full fiscal year ending June 30, 2011, the company expects non-GAAP adjusted net income per diluted share of approximately $2.19 to $2.27, which excludes expected share-based compensation expense and its related tax effect of approximately $22.2 million, and assumes a non-GAAP weighted average diluted share count of approximately 45.4 million shares.
Capital Expenditures
For the full fiscal year ending June 30, 2011, the company expects to make capital expenditures of approximately $45 million to $55 million. Planned capital investments are designed to support the planned growth of the business.
The foregoing guidance supersedes any guidance previously issued by the company. All such previous guidance should no longer be relied upon.
At approximately 4:20 p.m. (EST) on January 27, 2011, Vistaprint will post, on the Investor Relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:15 p.m. (EST) the company will host a live Q&A conference call with management, which will be available via web cast on the Investor Relations section of www.vistaprint.com and via dial-in at (866) 831-6224, access code 89683712. A replay of the Q&A session will be available on the company’s website following the call on January 27, 2011.
About non-GAAP financial measures
To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission (or SEC) rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, constant currency revenue growth, and constant currency revenue growth, ex-membership. The items excluded from the non-GAAP adjusted net income measurements are share-based compensation expense and its related tax effect. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets, and capitalization of software and website development costs. Constant currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. Constant currency revenue growth, ex-membership excludes both the estimated impact of currency described above, as well as the revenue from membership programs in the prior year period that were previously offered by Vistaprint.
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and when forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results.
Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow.
About Vistaprint
Vistaprint N.V. (Nasdaq:VPRT) empowers more than 9 million micro businesses and consumers annually with affordable, professional options to make an impression. With a unique business model supported by proprietary technologies, high-volume production facilities, and direct marketing expertise, Vistaprint offers a wide variety of products and services that micro businesses can use to expand their business. A global company, Vistaprint employs over 2,700 people, operates 24 localized websites globally and ships to more than 120 countries around the world. Vistaprint’s broad range of products and services are easy to access online, 24 hours a day at www.vistaprint.com.
Vistaprint and the Vistaprint logo are trademarks of Vistaprint N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.
This press release contains statements about management’s future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the expected growth and development of our business during our third fiscal quarter, the remainder of fiscal year 2011 and beyond, our financial guidance set forth under the heading “Financial Guidance as of January 27,

2011,” our planned investments in our business and the anticipated effects of those investments on the growth of our business, and the anticipated effects of the reorganization of our management reporting structures. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract and retain customers and to do so in a cost-effective manner, the willingness of purchasers of graphic design services and products to shop online, our failure to increase our revenue and keep our expenses consistent with revenue, unexpected increases in our use of funds, currency exchange rate fluctuations, our ability to manage the growth of our business, the failure of our investments in our business, the failure of the reorganization of our management reporting structures to realize expected benefits, the challenges associated with our international operations, failures of our websites or network infrastructure, the inability of our manufacturing operations to meet customer demand, changes in or interpretation of tax laws and treaties, downturns in general economic conditions, and other factors that are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, our Form 10-Q for the quarter ended September 30, 2010, and other documents we periodically file with the SEC.
In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.
Financial Tables to Follow

VISTAPRINT N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited in thousands, except share and per share data)

	December 31,	June 30,
	2010	2010
Assets
Current assets:
Cash and cash equivalents	$173,106	$162,727
Marketable securities	4,448	9,604
Accounts receivable, net of allowances of $79 and $53, respectively	10,353	9,389
Inventory	8,563	6,223
Prepaid expenses and other current assets	14,047	15,059

Total current assets	210,517	203,002
Property, plant and equipment, net	260,846	249,961
Software and web site development costs, net	6,110	6,426
Deferred tax assets	7,359	7,277
Other assets	10,932	11,223

Total assets	$495,764	$477,889

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$16,568	$16,664
Accrued expenses	73,206	65,609
Deferred revenue	6,150	4,138
Current portion of long-term debt	—	5,222

Total current liabilities	95,924	91,633
Deferred tax liabilities	3,035	3,151
Other liabilities	7,474	6,991

Total liabilities	106,433	101,775

Shareholders’ equity:
Ordinary shares, par value €0.01 per share, 120,000,000 shares authorized; 49,950,289 and 49,891,244 shares issued and 42,785,687 and 43,855,164 outstanding, respectively	699	698
Treasury shares, at cost, 7,164,602 and 6,036,080, respectively	(86,263)	(29,637)
Additional paid-in capital	261,489	249,153
Retained earnings	211,320	166,525
Accumulated other comprehensive income (loss)	2,086	(10,625)

Total shareholders’ equity	389,331	376,114

Total liabilities and shareholders’ equity	$495,764	$477,889

VISTAPRINT N.V.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Revenue	$234,064	$194,612	$404,551	$339,703
Cost of revenue (1)	78,834	67,876	141,667	120,741
Technology and development expense (1)	22,287	20,497	45,494	38,169
Marketing and selling expense (1)	76,411	60,013	133,944	106,545
General and administrative expense (1)	18,347	15,500	32,928	29,116

Income from operations	38,185	30,726	50,518	45,132
Interest income	92	85	191	212
Other expense, net	251	823	503	632
Interest expense	89	165	196	548

Income before income taxes	37,937	29,823	50,010	44,164
Income tax provision	3,923	2,875	5,215	4,240

Net income	$34,014	$26,948	$44,795	$39,924

Basic net income per share	$0.78	$0.62	$1.02	$0.93

Diluted net income per share	$0.75	$0.59	$0.99	$0.89

Weighted average shares outstanding — basic	43,689,651	43,208,490	43,792,280	43,066,621

Weighted average shares outstanding — diluted	45,107,135	45,336,174	45,168,760	45,066,949

(1) Share-based compensation is allocated as follows:
	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Cost of revenue	$197	$250	$400	$447
Technology and development expense	1,108	1,804	2,240	3,274
Marketing and selling expense	1,085	1,497	2,134	2,620
General and administrative expense	3,834	2,896	6,821	5,416

VISTAPRINT N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited in thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Operating activities
Net income	$34,014	$26,948	$44,795	$39,924
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,826	10,989	24,954	21,303
Abandonment of acquired intangible assets	—	920	—	920
Loss on sale, disposal or impairment of long-lived assets	109	6	120	146
Amortization of premiums and discounts on marketable securities	60	—	143	—
Share-based compensation expense	6,224	6,447	11,595	11,757
Tax benefits derived from share-based compensation awards	(169)	(2,226)	(318)	(2,930)
Deferred taxes	(26)	(25)	(96)	(25)
Changes in operating assets and liabilities, excluding the effect of an acquisition:
Accounts receivable	561	(307)	(815)	(3,088)
Inventory	(1,490)	(1,391)	(1,988)	(2,332)
Prepaid expenses and other assets	1,230	8,171	336	(463)
Accounts payable	4,727	(1,645)	(379)	3,535
Accrued expenses and other liabilities	15,809	10,010	14,330	21,599

Net cash provided by operating activities	73,875	57,897	92,677	90,346

Investing activities
Purchases of property, plant and equipment	(10,831)	(30,878)	(24,978)	(50,948)
Business acquisition, net of cash acquired	—	(6,496)	—	(6,496)
Maturities and redemptions of marketable securities	3,240	—	5,140	100
Purchases of intangible assets	(116)	—	(116)	—
Capitalization of software and website development costs	(1,297)	(1,472)	(3,088)	(3,147)

Net cash used in investing activities	(9,004)	(38,846)	(23,042)	(60,491)

Financing activities
Repayments of long-term debt	(4,889)	(6,399)	(5,222)	(13,128)
Payment of withholding taxes in connection with vesting of restricted share units	(1,121)	(1,469)	(2,408)	(2,712)
Repurchase of ordinary shares	(55,458)	—	(55,458)	—
Tax benefits derived from share-based compensation awards	169	2,226	318	2,930
Proceeds from issuance of shares	1,154	4,698	1,815	8,069

Net cash used in financing activities	(60,145)	(944)	(60,955)	(4,841)

Effect of exchange rate changes on cash	(602)	(427)	1,699	123

Net increase in cash and cash equivalents	4,124	17,680	10,379	25,137

Cash and cash equivalents at beginning of period	168,982	141,445	162,727	133,988

Cash and cash equivalents at end of period	$173,106	$159,125	$173,106	$159,125

VISTAPRINT N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Non-GAAP adjusted net income reconciliation:
Net income	$34,014	$26,948	$44,795	$39,924
Add back:
Share-based compensation expense, inclusive of income tax effects	6,435 (a)	6,679 (b)	11,986 (c)	12,179 (d)

Non-GAAP adjusted net income	$40,449	$33,627	$56,781	$52,103

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.75	$0.59	$0.99	$0.89
Add back:
Share-based compensation expense, inclusive of income tax effects	0.14	0.14	0.25	0.25

Non-GAAP adjusted net income per diluted share	$0.89	$0.73	$1.24	$1.14

Non-GAAP weighted average shares outstanding — diluted	45,625,486	46,026,723	45,664,490	45,794,043

(a) Includes share-based compensation charges of $6,224 and the income tax effects related to those charges of $211

(b) Includes share-based compensation charges of $6,447 and the income tax effects related to those charges of $232

(c) Includes share-based compensation charges of $11,595 and the income tax effects related to those charges of $391

(d) Includes share-based compensation charges of $11,757 and the income tax effects related to those charges of $422

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Free cash flow reconciliation:
Net cash provided by operating activities	$73,875	$57,897	$92,677	$90,346
Purchases of property, plant and equipment	(10,831)	(30,878)	(24,978)	(50,948)
Purchases of intangible assets	(116)	—	(116)	—
Capitalization of software and website development costs	(1,297)	(1,472)	(3,088)	(3,147)

Free cash flow	$61,631	$25,547	$64,495	$36,251

	GAAP Revenue			GAAP Revenue
	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2010	2009	% Change	2010	2009	% Change
Constant currency and constant currency ex-membership reconciliations:
Revenue, as reported	$234,064	$194,612	20%	$404,551	$339,703	19%
Estimated impact of currency fluctuations			3%			3%

Constant currency revenue growth			23%			22%

Impact of membership program termination (1)			2%			2%

Constant currency revenue growth, ex-membership			25%			24%

(1)	Referral fee revenue from membership discount programs was $0 for the three and six months ended December 31, 2010, and $1,825 and $5,151 for the three and six months ended December 31, 2009, respectively.

	GAAP Revenue
	Three Months Ended				Constant
	December 31,				Currency
				Currency	Revenue
	2010	2009	% Change	Impact	Growth
Constant currency reconciliation by segment:
North America (1)	$116,697	$100,185	16%	—%	16%
Europe	105,285	86,623	22%	8%	30%
Asia-Pacific	12,082	7,804	55%	(12)%	43%

Total revenue	$234,064	$194,612	20%	3%	23%

Constant currency reconciliation by geographic area:
US	$110,517	$96,281	15%	—%	15%
Non-US	123,547	98,331	26%	6%	32%

Total revenue	$234,064	$194,612	20%	3%	23%

	GAAP Revenue
	Six Months Ended				Constant
	December 31,				Currency
				Currency	Revenue
	2010	2009	% Change	Impact	Growth
Constant currency reconciliation by segment:
North America (1)	$218,009	$187,889	16%	—%	16%
Europe	166,274	138,484	20%	9%	29%
Asia-Pacific	20,268	13,330	52%	(12)%	40%

Total revenue	$404,551	$339,703	19%	3%	22%

Constant currency reconciliation by geographic area:
US	$207,530	$181,592	14%	—%	14%
Non-US	197,021	158,111	25%	6%	31%

Total revenue	$404,551	$339,703	19%	3%	22%

(1)	Includes referral fee revenue from membership discount programs of $0 for the three and six months ended December 31, 2010, and $1,825 and $5,151 for the three and six months ended December 31, 2009, respectively.